SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549
                           __________


                           FORM 8-K/A

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                          May 14, 1996


                      COMPTEK RESEARCH, INC.
        ___________________________________________________
         (Exact Name of Registrant as Specified in Charter)

      New York              1-8502              16-0959023
 __________________   _________________       ____________________
  (State of Other     (Commission File        (IRS Employer
  Jurisdiction of      Number)                 Identification No.)
   Incorporation)

 2732 Transit Road, Buffalo, New York           14224-2523
 _____________________________________          ___________
 (Address of Prinicpal Executive                 (Zip Code)
  Offices)

Registrant's telephone number, including area code:     (716) 677-4070
                                                      _________________

                             Not Applicable
 ___________________________________________________________________
    (Former Name or Former Address, if Changed Since Last Year)

<PAGE 1>

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements for Businesses Acquired

          1.   Financial   Statements   of   Advanced   Systems
          Development,  Inc.  as  of and  for  the  period  ended
          September 30, 1995, together with Report of Independent
          Public Accountants and consent.

          2.   Unaudited Financial Statements of Advanced Systems
          Development, Inc., as of and for the three months ended
          December 29, 1995.

(b)  Unaudited Pro Forma Financial Information.

         1. Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended December 29, 1995 and the year ended March 31, 1995.

         2. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 29, 1995.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COMPTEK RESEARCH, INC

Date:   April 29, 1996                By: /S/ John J. Sciuto
        ________________              __________________________
                                          John J. Sciuto
                                          President and CEO
<PAGE 2>




                     INDEPENDENT AUDITORS' REPORT



Advanced Systems Development, Inc.
96-10 23rd Avenue
Elmhurst, New York 11369

To the Stockholders:

We have audited the accompanying balance sheets of Advanced Systems Development, Inc. as of September 30, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test bases, evidence supporting the amounts, and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                   Respectfully submitted,



                                   /S/David Michael & Company, P.C.
                                   DAVID MICHAEL & COMPANY, P.C.
                                   Certified Public Accountants

New York, New York
November 30, 1995

<PAGE 3>

                     DAVID MICHAEL & COMPANY, P.C.
                     CERTIFIED PUBLIC ACCOUNTANTS
                           SEVEN PENN PLAZA
                          NEW YORK, NY 10001
                            (212) 563-2525


The Board of Directors
Comptek Research, Inc.
2732 Transit Road
Buffalo, NY 14224

Gentlemen:

We consent to the incorporation by reference in the registration statements (No. 33-54170, 33-30253, and 33-82536) on Form S-8 of
Comptek Research, Inc. of our report dated November 30, 1995, with respect to the balance sheets of Advanced Systems Development, Inc. as of September 30, 1995 and 1994, and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1995, which report appears in the Form 8-K of Comptek Research, Inc. dated May 14, 1996.




                                   /S/David Michael & Company
                                   DAVID MICHAEL & COMPANY,
                                   Certified Public Accountants, P.C.


New York, New York
May 9, 1996
<PAGE 4>

                 ADVANCED SYSTEMS DEVELOPMENT, INC.
                           BALANCE SHEETS

                               ASSETS
                                                       September 30,
                                                 _________________________
                                                    1995          1994
                                                  ___________   ___________
CURRENT ASSETS
     Cash and equivalent                            $141,444      $230,618
     Contracts receivable                          3,400,385     1,400,749
     Costs and earnings in excess of billings
       on uncompleted contracts                    2,412,564     4,104,517
     Inventory                                     1,331,321       946,033
     Prepaid taxes                                    56,817        16,193
     Prepaid expenses                                 30,526        28,434
     Loans & exchanges                                28,272        41,997
     Other current asset                              29,644        30,300
                                                   _________     _________
          Total Current Assets                     7,430,973     6,798,841
                                                   _________     _________
OTHER ASSETS
     Fixed assets                                  1,583,606     2,067,668
     Less: Accumulated depreciation                 (947,031)   (1,288,841)
     Security deposits                               127,378       141,437
     Patents                                           1,090         1,090
     Investment in Xelex, Inc.                             0       250,000
                                                   _________     _________
          Total Other Assets                         765,043     1,171,354
                                                   _________     _________
          TOTAL ASSETS                            $8,196,016    $7,970,195
                                                   =========    ==========

The accompanying notes are an integral part of these financial statements.

<PAGE 5>


                    ADVANCED SYSTEMS DEVELOPMENT, INC.
                             BALANCE SHEETS

                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        September 30,
                                                 _________________________
                                                     1995          1994
                                                   _________     _________
CURRENT LIABILITIES
     Notes payable                                $2,507,071    $2,256,208
     Accounts payable                                983,842       744,234
     Taxes and accrued liabilities                   343,695       373,855
     Billings in excess of costs and earnings
       on uncompleted contracts                      310,449       180,667
                                                   _________     _________
          Total Current Liabilities                4,145,057     3,554,964
OTHER LIABILITIES
     Notes payable                                    17,974         2,673
                                                   _________     _________
          Total Liabilities                        4,163,031     3,557,637
                                                   _________     _________
COMMITMENTS
STOCKHOLDERS' EQUITY
     Common stock-no par value;
     Authorized - 1,000 shares
     Issued and outstanding - 507.3205 shares          5,905         5,905
     Additional paid in capital                       99,992        99,992
     Retained earnings                             4,075,105     4,454,678
     Less: Treasury stock at cost                   (148,017)     (148,017)
                                                   _________     _________
          Total Stockholders' Equity              $4,032,985    $4,412,558
                                                   _________    __________
          Total Liabilities and Stockholders'
          Equity                                  $8,196,016    $7,970,195

The accompanying notes are in integral part of these financial statements.

<PAGE 6>

                      ADVANCED SYSTEMS DEVELOPMENT, INC.
                   STATEMENT OF INCOME FOR THE YEARS ENDED

                                                       September 30,
                                       ______________________________________
                                           1995         1994         1993
                                         __________   __________    __________
REVENUES                                $13,752,275  $12,695,100   $12,371,027
COST OF REVENUES                         10,577,784    9,911,337     9,389,497
                                          _________    _________     _________
          GROSS PROFIT                    3,174,491    2,783,763     2,981,530
                                          _________    _________     _________
OPERATING EXPENSES
     Research and development costs         609,382      489,793       281,199
     Selling and General                  1,982,313    1,981,095     2,345,834
                                          _________    _________     _________
                                          2,591,695    2,470,888     2,627,033
                                          _________    _________     _________
     Income from operations                 582,796      312,875       354,497

OTHER INCOME (EXPENSES)
     Interest expense net of interest
     income of $5,981, $13,416 and
     $8,241 respectively                   (175,617)     (15,252)      (32,278)
     Income (loss) on investment            (92,208)           0        29,278
                                           ________     ________     _________

          Net Income before income          314,971      297,623       351,497
          taxes                            ________     ________     _________

INCOME TAXES
     Current                                 39,021       96,200       113,030
     Deferred                                     0      (77,000)      (60,000)
                                           ________     ________     _________
          Total Income Tax (Credit)          39,021       19,200        53,030
                                           ________     ________     _________
              NET INCOME                   $275,950     $278,423      $298,467
                                           ========     ========     =========
Earnings per share                          $543.94      $548.81       $588.32
                                           ========     ========     =========
Shares                                     507.3205     507.3205      507.3205
                                           ========     ========     =========

The accompanying notes are an integral part of these financial statements.

<PAGE 7>

                       ADVANCED SYSTEMS DEVELOPMENT, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                 Additional              Treasury
                       Common     Paid-in    Retained     Stock
                        Stock     Captial    Earnings    at Cost     Total
                       ________________________________________________________

Balance at September    $5,905    $99,992   $4,726,604  $(148,017)  $4,684,484
30, 1992
     Net income               -         -      298,467          -      298,467
Cash dividend of
$20.98 per share              -          -     (10,642)         -      (10,642)
                       ________   ________  __________   ________    _________
Balance at September
30, 1993                  5,905     99,992   5,014,429   (148,017)   4,972,309
     Net income               -          -     278,423          -      278,423
Cash dividend of
$1,652.16 per share           -          -    (838,174)         -     (838,174)
                       ________   ________   _________   ________     ________
Balance at September
30, 1994                  5,905     99,992   4,454,678   (148,017)   4,412,558
     Net income               -          -     275,950          -      275,950
Cash dividend of
$1,292.13                     -          -    (655,523)         -     (655,523)
                       ________   ________   _________   ________     ________
Balance at September
30, 1995                 $5,905    $99,992  $4,075,105  $(148,017)  $4,032,985
                       ========   ========   =========   ========    =========

The accompanying notes are an integral part of these financial statements.

<PAGE 8>


                       ADVANCED SYSTEMS DEVELOPMENT, INC.
    STATEMENT OF CASH FLOWS INCREASE (DECREASE) IN CASH FOR THE YEARS ENDED

                                                      September 30,
                                         _____________________________________
                                              1995         1994        1993
                                           _________     ________   _________
CASH FLOW FROM OPERATING ACTIVITIES:
     Net Income                             $275,950     $278,423   $298,467

     Adjustments to Reconcile Net Income
     To Net Cash Provided (Used) By
     Operating Activities:

     Depreciation                            222,858      250,044    230,960

     Deferred income taxes                         -      (77,000)   (60,000)

     Income (loss) on investment              92,208            -    (29,278)

     (Increase) decrease in contracts
     receivable                           (1,999,636)    (162,638)   911,016

     (Increase) decrease in costs &
     earnings in excess of billings on
     uncompleted contracts                 1,691,953   (1,145,059)  (821,949)

     (Increase) decrease in inventory      (385,288)     (114,412)   386,786

     (Increase) decrease in prepaid
     expenses & other current assets        (28,335)       63,282    (67,920)

     Increase (decrease) in accounts
     payable                                239,608        (8,955)   388,130

     Increase (decrease) in billings
     in excess of costs & earnings on
     uncompleted contracts                  129,782    (1,080,321)    42,008

     Increase (decrease) in taxes
     withheld & accrued liabilities         (30,160)       31,634    (48,938)
                                            _______       _______  _________
     Net Cash Provided (Used) By
     Operating Activities                   208,940    (1,965,002) 1,229,282
                                            _______       _______  _________

CASH FLOWS PROVIDED (USED) BY INVESTING
ACTIVITIES:

     Expenditures for fixed assets          (80,606)    (176,146)   (229,446)

     Shareholders' distribution            (655,523)    (838,174)    (10,642)

     Investment in Xelex, Inc.               157,792            -   (250,000)

     (Increase) decrease in security
     deposit                                  14,059        2,875    (98,440)
                                             _______      _______    _______

     Net Cash Provided (Used) By
     Investing Activities                   (564,278)  (1,011,445)  (588,528)
                                             _______      _______   ________

CASH FLOW PROVIDED (USED) BY FINANCING
ACTIVITIES:

     Proceeds from loans                   1,824,384    2,200,000     95,434

     Principal payments on loans
     payable                              (1,558,220)    (207,020)  (133,524)
                                             _______      _______    _______
     Net Cash Provided (Used) By
     Financing Activities                    266,164    1,992,980    (38,090)
                                             _______      _______    _______

     Net Increase (decrease) in cash         (89,174)    (983,467)   602,664

     Cash at beginning of period             230,618    1,214,085    611,421
                                             _______      _______    _______

     Cash at end of period                  $141,444     $230,618 $1,214,085
                                             =======      =======   ========

Supplemental disclosures of cash flow
information Cash paid during the period
for.

     Interest                               $157,679      $28,668    $40,699
                                             =======      =======    =======

     Income taxes                            $84,243      $79,341   $252,220
                                             =======      =======    =======

The accompanying notes are an integral part of these financial statements.

<PAGE 9>


                   ADVANCED SYSTEMS DEVELOPMENT, INC.
                     NOTES TO FINANCIAL STATEMENTS
         FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BUSINESS DESCRIPTION:

          The Company was incorporated in March, 1977 under the laws of the State of New York. The Company is a defense sub-contractor, with its customers located in Europe, Asia and the West Coast of the United States. The Company has one customer that accounted for approximately 30% of its total revenues.

          Revenue and Cost Recognition:

          The accompanying financial statements are prepared according to the "percentage of completion" method, and, therefore, take into account the profit earned to date on contracts not yet completed.

          The amount of earnings recognized at statement date is that portion of the total contract price that the cost expended bears to the anticipated final total cost, based on current estimates of cost to complete the project. If the anticipated final cost is greater than the total contract price, the resulting loss is included in the current years operations.

          Amounts earned on specific jobs in excess of billings are treated as a current asset, and billings in excess of earnings are treated as a current liability.

          Property, Plant and Equipment:
          Property,  plant  and  equipment  are  recorded   at   cost.
          Depreciation has been computed using the straight-line and accelerated methods.

          Change of Tax Accounting Method:

          The Company changed from the completed contract method
          of accounting to the percentage of completion method for tax reporting purposes, during the year ended September 30, 1992. The accounting change resulted in additional taxable income of $2,954,343, that was phased in over three years. For the years ended September 30, 1993 and September 30, 1994, the final phase in, $984,781 per year was included in taxable income (note 7). This change in tax accounting method had no effect on net earnings in accordance with generally accepted principles. This change resulted in the acceleration of the payment of deferred taxes.

NOTE 2.   INVENTORY

          Inventory is stated at the lower of cost or market. Cost is determined by the average cost method. Inventory consists entirely of raw materials.

<PAGE 10>

                  ADVANCED SYSTEMS DEVELOPMENT, INC.
                     NOTES TO FINANCIAL STATEMENTS
         FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


NOTE 3.   PROPERTY, PLANT AND EQUIPMENT

          The Company's property, plant and equipment consisted of the following at cost:

                                               September 30,
                                       ___________________________
                                             1995           1994
                                       ___________________________
          Machinery and equipment          $1,000,537   $1,497,328
          Leasehold improvements              408,929      396,870
          Furniture and fixtures              120,290      119,620
          Telephone system                     53,850       53,850
                                            _________    _________
               Total                       $1,583,606   $2,067,668
                                            =========    =========

NOTE 4.   INVESTMENTS

          The Company invested $250,000 in a development stage company in exchange for a minority share of common stock. There are certain restrictions on the transfer of this stock. The investment was sold during fiscal 1995 at a loss of $92,208.

NOTE 5.   NOTES PAYABLE

          Notes payable of the Company at September 30, 1995 are as follows:

                                   Total    Long-Term    Current
                               __________________________________
          Capital leases          $25,045     $17,974      $7,071
          NatWest Bank          2,500,000           -   2,500,000
                                _________   _________   _________
                               $2,525,045     $17,974  $2,507,071
                                =========   =========   =========

          The loan from Nat West Bank is a line of credit for the lesser of 75% of domestic accounts receivable aged less than 90 days plus 75% of foreign insured accounts receivable that are less than 120 days past due or $3,200,000. The credit line will be reduced by the aggregate amount of any outstanding letter of credit (See Note 9). The credit line expires on February 1, 1996, subject to renewal by both parties. The interest rate fluctuates at 1.00% above the prime rate. This line of credit is collateralized by the company's accounts receivable, inventory, contract rights, equipment not already subject to lien, a general lien on all other assets and a personal guarantee by the company's shareholders.

<PAGE 11>

                  ADVANCED SYSTEMS DEVELOPMENT, INC.
                     NOTES TO FINANCIAL STATEMENTS
         FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


          Future minimum annual loan payments for the above notes and loans are as follows:

          Years ending September 30,            Payment
          ___________________________         _____________
          1997                                    $5,751
          1998                                     6,379
          1999                                     5,844
                                              _____________
               Total                             $17,974
                                              =============


NOTE 6.   INCOME TAXES

          Federal income taxes have not been provided because the shareholders elected to treat the company as a small business corporation for income tax purposes as provided in the internal revenue code and the applicable state statutes. As such, the corporation income or loss and credits are passed through to the shareholders and combined with their other personal income and deductions to determine taxable income on their individual tax returns. Income taxes have been provided for California and New York City. New York State taxes small business corporations on the difference between the maximum corporate and individual rates, New York State income taxes have been provided for this difference (see notes 1 and 7).

NOTE 7.   DEFERRED INCOME TAXES

          Deferred taxes are provided for in California and New York City for the amount not yet phased in due to the tax accounting change that occurred during the year ended September 30, 1992 (see notes 1 and 6).

NOTE 8.   RELATED PARTY TRANSACTIONS

          The Company leases its primary premises from a related
          partnership under a lease expiring in December, 2000.   Rent
          expense under this least was $200,000 per year for each of the three years in the period ended September 30, 1995.

NOTE 9.   COMMITMENTS AND CONTINGENCIES

          Leases:

          In addition to the related party lease (see note 8), the Company also leases a sales and service facility in San Clemente, California for $1,444 per month, expiring June 14, 1996.

<PAGE 12>

                  ADVANCED SYSTEMS DEVELOPMENT, INC.
                     NOTES TO FINANCIAL STATEMENTS
         FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


                Future minimum annual lease payments for both of these
          leases   and  various  auto  leases  for  the  years  ending
          September 30, are as follows:

          1996                $248,403
          1997                 239,529
          1998                 222,999
          1999                 220,000
          2000                 220,000
          Thereafter            55,000
                             _________
                            $1,205,931
                             =========


          Letters of Credit:

          The Company has a stand by letter of credit with NatWest Bank in the amount of $1,500,000. Any amounts outstanding on the letter of credit will reduce the amount available on the line of credit (see note 5). As of September 30, 1995, $291,603 was outstanding on the letter of credit.

          The  Company has an open letter of credit with another
          bank (see note 5) for $561,579 which guarantees performance on a contract. The performance guarantee expires on the later of February 28, 1997 or two years beyond the acceptance date of the equipment.

          At September 30, 1995, the Company was in default of certain covenants of their agreement with the bank as follows:

                                             Actual    Required
                                          ______________________
          Current ratio as defined by        1.76:1        2.0:1
          the agreement
          Net worth                      $4,032,985   $4,500,000

          These defaults have been waived by the bank.

          Line of Credit:

          As discussed in Note 5, all assets of the Company are subject to lien as collateral.
<PAGE 13>




                    ADVANCED SYSTEMS DEVELOPMENT, INC.
                    SUPPLEMENTAL FINANCIAL INFORMATION
                UNAUDITED SELECTED QUARTERLY FINANCIAL DATA

                                                 Quarter
                             ____________________________________________

                               First       Second      Third       Fourth
                             _________    _________   _________   _________
 Year ended September 30,
 1995:

      Net sales              $2,612,347  $3,492,666  $3,377,175   $4,270,087
                              =========   =========   =========    =========
      Gross profit            $ 645,088    $844,945    $896,760     $797,698
                              =========   =========   =========    =========
      Net income               $(97,062)    $20,276    $129,057     $223,679
                              =========   =========   =========    =========
      Earnings per share        $191.32      $39.97     $254.39      $440.90
                              =========   =========   =========    =========
 Year ended September 30,
 1994:
      Net sales              $3,173,915  $3,270,719  $3,625,719   $2,625,417
                              =========   =========   =========    =========
      Gross profit             $994,072    $743,421    $811,920     $234,350
                              =========   =========   =========    =========
      Net income               $138,566    $(47,165)   $101,470      $85,552
                              =========   =========   =========    =========
      Earnings per share       $273.13       $92.97     $200.01      $168.63
                              =========   =========   =========    =========

<PAGE 14>

                      ADVANCED SYSTEMS DEVELOPMENT, INC.
                           CONDENSED BALANCE SHEET
                              DECEMBER 31, 1995
                                 (Unaudited)
    ASSETS
    CURRENT ASSETS
    Cash and Equivalent                               $105,242
    Contracts Receivable                             3,234,013
    Cost and earnings in excess of billing on
     uncompleted contracts                           2,636,696
    Inventory                                        1,410,431
    Other Current Assets                               143,280
                                                   ___________
              Total Current Assets                  $7,529,662
                                                   ___________
    OTHER ASSETS
    Fixed Assets                                    $1,638,834
    Less: Accumulated Depreciation                    (993,206)
    Other Assets                                       153,560
                                                   ___________
              Total Other Assets                      $799,188
                                                   ___________
    TOTAL ASSETS                                    $8,328,850
                                                   ===========

See accompanying notes to financial statements.

<PAGE 15>

                  ADVANCED SYSTEMS DEVELOPMENT, INC.
                       CONDENSED BALANCE SHEET
                          DECEMBER 31, 1995
                            (Unaudited)

    LIABILITIES AND STOCKHOLDERS EQUITY
    CURRENT LIABILITIES
    Notes Payable                                   $2,005,321
    Accounts Payable                                 1,384,249
    Accrued Salaries and Benefits                      213,837
    Billings in excess of Cost and Earnings on
    uncompleted contracts                              332,398
                                                   ___________
              Total Current Liabilities             $3,935,805
                                                   ___________
    OTHER LIABILITIES
    Notes Payable                                   $3,766,592
                                                   ___________
              Total Liabilities                     $7,702,397
                                                   ___________
    STOCKHOLDERS' EQUITY
    Common Stock                                    $    5,905
    Additional Paid in Capital                          99,992
    Retained Earnings                                  668,573
    Less: Treasury Stock                              (148,017)
                                                   ___________
              Total Stockholders' Equity             $ 626,453
                                                   ___________
              Total Liabilities and Stockholders
              Equity                                $8,328,850
                                                   ===========

    See accompanying notes to financial statements.

    <PAGE 16>

                   ADVANCED SYSTEMS DEVELOPMENT, INC.
                     CONDENSED STATEMENT OF INCOME
                    QUARTER ENDING DECEMBER 31, 1995
                               (Unaudited)

    REVENUES                                        $3,792,247
    COST OF REVENUES                                 2,818,041
                                                   ___________
    GROSS PROFIT                                      $974,206
                                                   ___________

    OPERATING EXPENSES
    Research and Development Costs                     $74,187
    Selling and General                                504,015
                                                   ___________
                                                       578,202
                                                   ___________
    Income from Operations                            $396,004

    OTHER INCOME (EXPENSES)
    Interest expense net of interest income of
    $1,333                                             (52,536)
                                                   ___________

    NET INCOME                                        $343,468
                                                   ===========

    See accompanying notes to financial statements.

<PAGE 17>

                     ADVANCED SYSTEMS DEVELOPMENT, INC.
        STATEMENT OF CASH FLOWS FOR THE QUARTER ENDED DECEMBER 31, 1995

      CASH FLOW FROM OPERATING ACTIVITIES:
      Net Income                                       $343,468

      Adjustments to Reconcile Net Income To
      Net Cash Provided (Used) By Operating
      Activities:

           Depreciation                                  46,175

           Increase in other assets                     (25,092)

           Decrease in contracts receivable             166,372

           (Increase) in costs & earnings in excess
           of billings on uncompleted contracts        (224,132)

           (Increase) in inventory                      (79,110)

           Decrease in prepaid expenses & other
           current assets                                 1,979

           Increase in accounts payable                 400,407

           (Decrease) in other liabilities             (107,909)
                                                     __________
           Net Cash Provided (Used) By Operating
           Activities                                  $522,158
                                                     __________


      CASH FLOWS PROVIDED (USED) BY INVESTING
      ACTIVITIES:

           Expenditures for fixed assets                (55,228)

           Shareholders' distribution                (3,750,000)
                                                     __________

           Net Cash Provided (Used) By Investing
           Activities                               $(3,805,228)
                                                     __________

      CASH FLOW PROVIDED (USED) BY FINANCING
      ACTIVITIES:

           Proceeds from loans                        3,750,000

           Principal payments on loans payable         (503,132)
                                                      __________

           Net Cash Provided (Used) By Financing
           Activities                                $3,246,868
                                                     __________

      Net (decrease) in cash                            (36,202)

      Cash at beginning of period                       141,444
                                                     __________
      Cash at end of period                            $105,242
                                                     ==========

      See accompanying notes to financial statements.

<PAGE 18>

                    Advanced Systems Development, Inc.
         Condensed Statement of Changes in Shareholders' Equity
                     Quarter Ended December 31, 1995
                              (Unaudited)

                                  Additional    Retained   Treasury
                         Common    Paid-In      Earnings    Stock     Total
                         Stock     Capital
                         __________________________________________________
Balance at September
30, 1995                 $5,905   $99,992    $4,075,105  $(148,017)  $4,032,985
Net earnings                 --        --       343,468         --      343,468
Distribution to
shareholders                 --        --    (3,750,000)        --   (3,750,000)
                          _____  ________     _________   _________   _________
Balance at December 31,
1995                     $5,905   $99,992      $668,573  $(148,017)     626,453
                          =====  ========     =========   =========   =========

See accompanying notes to financial statements.

<PAGE 19>

                         ADVANCED SYSTEMS DEVELOPMENT
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1. In the opinion of Management, the accompanying unaudited consolidated condensed financial statements contain all adjustments, consisting of normal recurring items, necessary to present fairly the financial position, results of operations and cash flows for the periods shown. It is the Company's policy to end its first three quarterly accounting periods on the last calendar day of each quarter. The fourth quarter ends on September 30. The financial data included herein was compiled in accordance with the same accounting policies applied to the Company's audited annual financial statements, which should be read in conjunction with these statements.

     The results of operations for the quarter ended December 31, 1995, are not necessarily indicative of the results to be expected for the full year.

2. Costs and estimated earnings in excess of billings on uncompleted contracts primarily represent revenue recognized on contracts, including retainage, for which billings could not be presented under the terms of the contracts at the balance sheet dates.

3. During the quarter the Company distributed to its shareholders $3,750,000 in cash. The Company took additional long term financing to find this distribution. The promissory note for $3,750,000 bears interest at 9.75% with total principal due on April 30, 1996 and interest payments due monthly.

<PAGE 20>

                              Unaudited Pro Forma
                Condensed Consolidated Statement of Operations
                  For the Nine Months Ended December 29, 1995
                     (In thousands, except per share data)


                                          Advanced
                          Consolidated    Systems    Unaudited  Note Unaudited
                            Comptek     Development    Pro       #2      Pro
                            Research,      Inc.       Forma      Ref.   Forma
                              Inc.                  Adjustments       Statement
                           _____________________________________________________
Net Sales                     $39,438    $11,440    ($240)     (a)    $50,638

Costs and Expenses
  Costs of sales               32,706      8,771     (240)     (a)     41,121
                                                      (68)     (g)
                                                      (48)     (h)
  Selling, general and
    administrative              5,215      1,595      174      (b)      6,736
                                                     (248)     (g)
  Research and development      1,045        209     (113)     (g)      1,141
  Litigation settlement          (477)         0
  Other expense                   164        170                          334
                             ___________________________________________________

  Total costs and expenses     38,653     10,745     (543)             49,332
                             ___________________________________________________

Earnings before income
taxes and equity in net
loss of affiliate                 785        695      303               1,306

Income tax expense               (314)         0     (399)      (c)      (713)
                              __________________________________________________

Earnings (loss) before
   equity in Net earnings
   (loss) of affiliate            471        695      (96)              1,070

Equity in net loss of
   affiliate                   (8,615)         0                       (8,615)
                              __________________________________________________

Net earnings (loss)            ($8,144)      $695     ($96)           ($7,545)
                              ==================================================

Weighted average number
   of common shares              4,453         --       359      (d)    4,812

Net earnings (loss)
   per share                    $(1.83)        --        --            ($1.57)
                              ==================================================

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

<PAGE 21>

                             Unaudited Pro Forma
               Condensed Consolidated Statement of Operations
                     For the Year Ended March 31, 1995
                   (In thousands, except per share data)

                         Consolidated  Advanced    Unaudited        Consolidated
                           Comptek      Systems       Pro      Note  Unaudited
                           Research   Development    Forma     #2    Pro Forma
                             Inc.         Inc.    Adjustments  Ref.  Statement
                         _______________________________________________________
Net Sales                  $57,835     $12,356     ($320)       (a)    $69,871

Costs and Expenses
  Costs of sales            49,387       9,820      (320)       (a)     58,733
                                                     (90)       (g)
                                                     (64)       (h)
  Selling, general and
    administrative           6,380       1,792       223        (b)      8,215
                                                    (180)       (g)
  Research and development   2,356         550      (150)       (g)      2,756
  Special charge (credit)     (331)          0                            (331)
  Other expense                 73          84                             157
                          ______________________________________________________

  Total costs and expenses  57,865      12,246      (581)               69,530
                          ______________________________________________________

Earnings (loss) before
income taxes and equity
in net loss of affiliate       (30)        110       261                   341

Income tax expense
(benefit)                      (83)          0       149         (c)      (232)
                           _____________________________________________________

Earnings before equity in
  Net loss of affiliate         53         110       112                   275

Equity in net loss of
affiliate                   (1,033)          0                          (1,033)
                           _____________________________________________________

Net earnings (loss)          ($980)       $110      $112                 ($758)
                           =====================================================

Weighted average number
of common shares             4,373          --       216         (d)     4,589

Net loss per share          ($0.22)         --        --                ($0.17)
                           =====================================================

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

<PAGE 22>

                              Unaudited Pro Forma
                      Condensed Consolidated Balance Sheet
                            As of December 29, 1995
                                 (In thousands)

                      Consolidated  Advanced                        Consolidated
                        Comptek      Systems      Unaudited   Note    Unaudited
                       Research    Development    Pro Forma    #2     Pro Forma
                          Inc.        Inc.       Adjustments   Ref.   Statement
                      __________________________________________________________
Assets

Current Assets:
Cash and equivalents        $27        $105                                $132

Receivables               3,747       3,234       (50)          (f)       6,931

Costs and estimated
earnings in excess
of billings  on
uncompleted contracts     6,332       2,305      (150)          (f)       8,487

Inventory                   340       1,410       (50)          (f)       1,700

Other assets                761         143       (22)          (d)         882
                        ________________________________________________________
   Total current assets  11,207       7,197      (272)                   18,132
                        ________________________________________________________

Net equipment and
leasehold improvements    1,850         646                               2,496
                        ________________________________________________________

Deferred income taxes       375          --                                 375
Other assets                232         153      4,626          (b)       5,011
                        ________________________________________________________
   Total assets         $13,664      $7,996     $4,354                  $26,014
                        ========================================================

Liabilities and
Shareholders' Equity

Current Liabilities:

Current installments
on long-term debt           $20         --                                  $20

Accounts payable          2,024      1,384                                3,408

Accrued salaries
and benefits              2,758        214                                2,972

Other accrued
liabilities               2,252         --                                2,252
                        ________________________________________________________
  Total current
   liabilities            7,054      1,598                                8,652
                        ________________________________________________________

Long-term debt,
excluding current
installments              2,463      5,772         330          (d)       8,565
                        ________________________________________________________
  Total Liabilities       9,517      7,370         330                   17,217
                        ________________________________________________________

                          4,147        626        (626)         (e)       8,797
Shareholders' Equity                             4,650          (d)
                        ________________________________________________________
  Total liabilities and
  shareholders'equity   $13,664     $7,996      $4,354                  $26,014
                        ========================================================

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

<PAGE 23>

                        COMPTEK RESEARCH, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS
                              (UNAUDITED)

NOTE 1.   BASIS OF PRESENTATION

          The   accompanying  unaudited  pro  forma   condensed
          consolidated financial statements of Comptek Research, Inc. (the Company) is presented to reflect the acquisition of Advanced Systems Development Inc. ("ASDI")(the "Acquisition"). On March 10, 1996 the Company completed the acquisition all of the outstanding stock of ASDI in exchange for $329,842 in cash, $22,019 in forgiveness of notes, and 623,856 shares of the Company's common stock. These pro forma statements reflect a preliminary purchase price allocation which is likely to change as information become available.

          The unaudited pro forma consolidated condensed statements of operations for the year ended December 29, 1995 and nine months ended March 31, 1995 and the unaudited proforma consolidated condensed balance sheet as of December 29, 1995 were prepared based upon the respective historical financial statements. The unaudited pro forma consolidated condensed statements of operations present the consolidated condensed results of operations of the Company as if the Acquisition was completed at the beginning of the periods presented. The unaudited pro forma consolidated condensed balance sheet reflects the Acquisition as if it had occurred on that date. The pro forma combined results of operations are not necessarily indicative of future operations of the Company or results that actually would have occurred had the Acquisition been effected on the dates indicated. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the notes thereto and the Company's audited consolidated financial statements filed with the Securities Exchange Commission in its Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and the unaudited condensed consolidated financial statements of the Company filed with the Securities and Exchange Commission in its Quarterly Report on Form 10-Q for the nine months ended December 29, 1995.

          Certain  reclassifications have been made to the  ASDI
          financial   statements   to   conform   to   the   Company's
          presentation.

NOTE 2.   PRO FORMA ADJUSTMENTS

          The pro forma adjustments are as described below:

          (a) Intercompany elimination of sales and cost of sales between the Company and ASDI for performance under one of the Company's government contracts.

          (b) Goodwill related to the purchase of ASDI is amortized on a straight-line basis over a 20 year life and is the result of excess purchase price over the fair value allocation of net assets acquired. The purchase price equals the fair value of the Company's stock issued plus amounts paid to former shareholders of ASDI in the form of cash and notes receivable forgiven. Using the fair value of shares issued at the assumed transaction dates, the total ASDI purchase price used is as follows:


                 Assumed Transaction Date    Purchase Price
                 ___________________________________________

                     December 29, 1995         $5,001,300
                     April 1, 1995             $5,203,899
                     April 1, 1994             $4,542,901
<PAGE 24>


                         COMPTEK RESEARCH, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS
                              (UNAUDITED)


          (c) Represents additional income tax provision that results from the net addition of ASDI results of operations and the unaudited pro forma adjustments at the assumed effective tax rate of 40%. ASDI's income tax filing status was sub-chapter S-Corporation. As a result of the acquisition ASDI will become a taxable entity. As of March 31, 1996 the Company expects to recognize additional deferred tax liability, which is still being evaluated at the time of this filing. The Company will disclose the impact of such an adjustment in it's March 31, 1996 10-K filing.

          (d) The Company negotiated with the shareholders of ASDI to give stock consideration value of $4,905,950. The number of shares to be issued were then determined using the average closing price of the Company's common stock for the 30 days prior to the date of closing. The Company then recorded as a part of the purchase price the number of shares at the fair value on the date of closing. Additionally, the Company paid $329,842.50 in cash (increase in long term debt) and forgiveness of a note receivable due from a shareholder of ASDI of $22,019.

               For purposes of these pro forma financial adjustments, the number of shares assumed issued were calculated using the same approach. The purchase price includes the fair value of the Company's stock issued on the assumed date of the transaction as follows:

                   Assumed                          Number of
                 Transaction      Market Price    Shares Assumed
                     Date           Per Share        Issued
               __________________________________________________
               December 29, 1995       $8.44          551,045
               April 1, 1995          $13.50          359,410
               April 1, 1994          $19.38          216,312

          (e) The adjustment reflects the elimination of the shareholders' equity of ASDI.

          (f) Represents adjustments to record assets, at their estimated fair value on the date of acquisition.

          (g) Represents the financial impact of the initial reorganization of ASDI's management including salary and associated fringe reductions as a result of the acquisition. The Company continues to evaluate the ASDI operations for further cost savings.

          (h) Represents the contractual reduction in rental expense for ASDI's facility in East Elmhurst, New York which was renegotiated as part of the Acquisition.
<PAGE 25>